Exhibit 4.4

January 16, 2018

Board of Directors – MTY Food Group Inc. 8150 Transcanada Highway, Suite 200 Saint-Laurent, Quebec, H4S 1M5

Dear Sirs/Mesdames:

Re: Consent for use of auditors’ report on Kahala Brands, Ltd. in connection with the Registration Statement on Form F-80

We consent to the use of our firm name under the captions “Auditor, Transfer Agent and Registrar” and “Interest of Experts” in the Information Circular, dated January 12, 2018, contained in this registration statement on Form F-80, and to the use therein and herein of our reports dated May 27, 2016, with respect to the consolidated financial statements of Kahala Brands, Ltd., which comprise the consolidated statements of financial position as at December 31, 2015, and the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information, incorporated herein and in the Information Circular by reference

Sincerely,

Mississauga, Ontario	Chartered Professional Accountants
January 12, 2018	Licensed Public Accountants

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